SCHEDULE 14A INFORMATION
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

[X]	Definitive Proxy Statement

[_]	Definitive Additional Materials

[_]	Soliciting Material Under Rule 14a-12

AllianceBernstein Global High Income Fund, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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Alliance California Municipal Income Fund, Inc.

AllianceBernstein Global High Income Fund, Inc.

AllianceBernstein National Municipal Income Fund, Inc.

1345 Avenue of the Americas, New York, New York 10105
Toll Free (800) 221-5672

August 20, 2018

Dear Stockholders:

The Boards of Directors (the "Directors") of Alliance California Municipal Income Fund, Inc., AllianceBernstein Global High Income Fund, Inc. and AllianceBernstein National Municipal Income Fund, Inc. (each, a "Fund" and, collectively, the "Funds") are pleased to invite you to the Joint Meeting of Stockholders (the "Meeting") to be held on October 11, 2018. The accompanying Notice of Joint Meeting of Stockholders and the Proxy Statement presents one proposal to be considered at the Meeting.

At the Meeting, stockholders of the Funds will be asked to approve new investment advisory agreements with AllianceBernstein L.P., the investment adviser to the Funds (the "Adviser"). The approval of new advisory agreements is required as a result of certain anticipated changes to the indirect ownership of the Adviser, in connection with a plan by AXA S.A. to divest over time its remaining ownership interest in AXA Equitable Holdings, Inc., the indirect holder of a majority of the partnership interests in the Adviser and the indirect parent of AllianceBernstein Corporation, the general partner of the Adviser. The material terms of the proposed new investment advisory agreements are identical to the material terms of the current investment advisory agreements.

Each Board has concluded that the proposal is in the best interests of its respective Fund, and unanimously recommends that you vote "FOR" the proposal.

We welcome your attendance at the Meeting. Even if you plan to attend, we encourage you to authorize a proxy to vote your shares. Broadridge Financial Solutions, Inc. ("Broadridge"), a proxy solicitation firm, has been selected to assist stockholders in the proxy solicitation process. If we have not received your proxy authorization as the date of the Meeting approaches, you may receive a telephone call from Broadridge reminding you to authorize the proxy holders to cast your votes. No matter how many shares you own, your vote is important.

Sincerely,

Robert M. Keith
President

QUESTIONS AND ANSWERS

PROXY

Q.        WHY DID YOU SEND ME THIS BOOKLET?

A.	This booklet contains the Notice of Joint Meeting of Stockholders and the Proxy Statement that provides you with information you should review before voting on the proposal that will be presented at the Joint Meeting of Stockholders (the "Meeting") for Alliance California Municipal Income Fund, Inc., AllianceBernstein Global High Income Fund, Inc. and AllianceBernstein National Municipal Income Fund, Inc. (each, a "Fund" and, collectively, the "Funds"). You are receiving these proxy materials because you own shares of capital stock of a Fund. As a stockholder, you have the right to vote on the proposal concerning your investment in a Fund, but only with respect to the Fund or Funds in which you own shares.
Q.	WHO IS ASKING FOR MY VOTE?
A.	The Board of Directors of each Fund (each, a "Board" and, collectively the "Boards") is asking you to consider and vote upon the approval of new investment advisory agreements for the Fund with AllianceBernstein L.P. (the "Adviser"). Details regarding the proposal are set forth in the Proxy Statement.
Q.	WHY AM I BEING ASKED TO APPROVE NEW INVESTMENT ADVISORY AGREEMENTS?
A.	As required by the Investment Company Act of 1940, as amended (the “1940 Act”), each Fund's current investment advisory agreement with the Adviser automatically terminates in the event of an assignment, which includes a direct or indirect transfer of a controlling block of the voting securities of the Adviser. This provision effectively requires a Fund's stockholders to vote on a new investment advisory agreement if the Adviser experiences a transfer of a controlling block of its voting securities for purposes of the 1940 Act.

As described in more detail in the Proxy Statement, AXA S.A. plans to sell over time its remaining ownership interest in AXA Equitable Holdings, Inc., the indirect holder of a majority of the partnership interests in the Adviser and the indirect parent of AllianceBernstein Corporation, the general partner of the Adviser (the "Plan"). It is anticipated that one or more of the sales transactions over time conducted pursuant to the Plan may ultimately result in the indirect transfer of a "controlling block" of voting securities of the Adviser and therefore may be deemed an "assignment" causing a termination of each Fund's current investment advisory agreement. To ensure continuation of the advisory services provided to each Fund, stockholders are being asked to approve a new investment advisory agreement. As part of the same proposal, stockholders are also voting to approve any future advisory agreements in the event there is more than one indirect transfer of a controlling block of the voting securities of the Adviser that occurs in connection with the Plan and a new advisory agreement terminates.

The transaction(s) are not expected to result in any changes to the contractual investment advisory fees charged to the Funds, the portfolio management of any Fund or the nature and quality of services provided by the Adviser.

Q.	WILL THE PROPOSED INVESTMENT ADVISORY AGREEMENTS AFFECT THE PORTFOLIO MANAGEMENT OR INVESTMENT STRATEGY OF ANY FUND?
A.	No. The investment objectives, principal investment strategies, investment processes and principal risks of the Funds will not change as a result of entering into the proposed new investment advisory agreements with the Adviser. Further, there are no anticipated changes to the portfolio management team of any Fund in connection with the proposed agreements.
Q.	DO THE PROPOSED INVESTMENT ADVISORY AGREEMENTS DIFFER FROM THE CURRENT ADVISORY AGREEMENTS?
A.	No. The proposed new investment advisory agreements are substantially identical to the current investment advisory agreements, except with respect to the effective and termination dates. If the new agreements are approved and become effective, the Adviser will continue to provide advisory services to the Funds on the same terms and at the same contractual advisory fee rates as provided under the current investment advisory agreements, subject to any expense limitation. There is no anticipated change in the level, nature or quality of services provided to the Funds by the Adviser.
Q.	WHAT HAPPENS IF STOCKHOLDERS OF A FUND DO NOT APPROVE THE PROPOSED INVESTMENT ADVISORY AGREEMENTS?
A.	If the stockholders of a Fund do not approve the proposed new investment advisory agreements of a Fund and no direct or indirect transfer of a controlling block of the Adviser's voting securities occurs, the Adviser would continue to serve as adviser to the Fund under the current advisory agreement.

If the stockholders of a Fund do not approve the proposed new investment advisory agreements and a direct or indirect transfer of a controlling block of the Adviser's voting securities occurs, the current investment advisory agreement would terminate and the Adviser would not be able to serve as adviser for the Fund to provide for continuity of service. Under these circumstances, the Board would need to consider appropriate action, which could include, among other things, allowing the Fund to operate under an interim advisory agreement with a duration of no more than 150 days (which agreement has been approved by the Board, as discussed in the Proxy Statement), seeking approval of a new investment advisory agreement, liquidation of a Fund, or reorganizing the Fund with and into another investment company in the Fund complex.

Q.	HOW DO THE BOARDS RECOMMEND I VOTE?
A.	Each of the Boards recommends that you vote FOR the proposal.

Please note that each of the Boards has considered the proposal and is recommending and asking that you vote for the proposal, only with respect to the Fund that it oversees, and that Board has not considered, nor is it making any recommendation for, any proposal with respect to any other Fund.

Q.	WHO IS ELIGIBLE TO VOTE?
A.	Stockholders of record of the Funds at the close of business on August 13, 2018 (the "Record Date") are entitled to vote at the Meeting or any adjournment or postponement of the Meeting. You will be entitled to vote only on a proposal that applies to the Fund or Funds of which you were a stockholder on the Record Date. If you owned shares on the Record Date, you have the right to vote even if you later redeemed the shares.
Q.	WHAT ROLE DO THE BOARDS PLAY?
A.	The business and affairs of each Fund are overseen by that Fund's Board. Each Director of a Fund has an obligation to act in what he or she believes to be the best interests of the Fund, including approving and recommending the proposal in the Proxy Statement.
Q.	HOW CAN I AUTHORIZE PROXIES TO CAST MY VOTE?
A.	Please follow the instructions included on the enclosed Proxy Card.

Q.       WHAT IF I WANT TO REVOKE MY PROXY?

A.	You can revoke your proxy at any time prior to its exercise (i) by giving written notice to the Secretary of a Fund at 1345 Avenue of the Americas, New York, New York 10105, (ii) by authorizing a later-dated proxy (either by signing and submitting another proxy card or by calling (844) 670-2143 or (iii) by personally voting at the Meeting. Please note that attendance at the Meeting without voting will not be sufficient to revoke a previously authorized proxy.
Q.	WHOM DO I CALL IF I HAVE QUESTIONS REGARDING THE PROXY?

A.       Please call (844) 670-2143 if you have questions.

Alliance California Municipal Income Fund, Inc.

AllianceBernstein Global High Income Fund, Inc.

AllianceBernstein National Municipal Income Fund, Inc.

1345 Avenue of the Americas, New York, New York 10105 Toll Free (800) 221-5672

NOTICE OF JOINT MEETING OF Stockholders
SCHEDULED FOR OCTOBER 11, 2018

To the Stockholders of the Funds:

Notice is hereby given that a Joint Meeting of Stockholders (the "Meeting") of Alliance California Municipal Income Fund, Inc., AllianceBernstein Global High Income Fund, Inc. and AllianceBernstein National Municipal Income Fund, Inc. (individually, a "Fund", and, collectively, the "Funds") will be held at the offices of the Funds, 1345 Avenue of the Americas, 41st Floor, New York, New York 10105, on October 11, 2018, at 11:30 a.m., Eastern Time. The Meeting is designated as a "Special" stockholder meeting for the Funds.

The Meeting will be held to consider and vote on the following proposal, which is more fully described in the accompanying Proxy Statement dated August 20, 2018:

•	To consider and vote upon the approval of new investment advisory agreements for each Fund with AllianceBernstein L.P.

Only the business set forth in this Notice of Joint Meeting of Stockholders may be brought before the Meeting. Any stockholder of record of a Fund at the close of business on August 13, 2018 is entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. The enclosed proxy for each Fund is being solicited on behalf of the Board of Directors of the Fund.

By Order of the Boards of Directors, Emilie Wrapp Secretary

New York, New York

August 20, 2018

YOUR VOTE IS IMPORTANT

Please indicate your voting instructions on the enclosed Proxy Card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States. You may also authorize proxies to cast your vote by telephone or through the Internet. To do so, please follow the instructions on the enclosed proxy card. Your vote is very important no matter how many shares you own. Please mark and mail or otherwise authorize your proxy promptly in order to save the Funds any additional cost of further proxy solicitation and in order for the Meeting to be held as scheduled.

The [A/B] Logo is a service mark of AllianceBernstein and AllianceBernstein® is a registered trademark used by permission of the owner, AllianceBernstein L.P.

PROXY STATEMENT

Alliance California Municipal Income Fund, Inc.

AllianceBernstein Global High Income Fund, Inc.

AllianceBernstein National Municipal Income Fund, Inc.

1345 Avenue of the Americas New York, New York 10105

JOINT MEETING OF STOCKHOLDERS

October 11, 2018

INTRODUCTION

This is a combined Proxy Statement for Alliance California Municipal Income Fund, Inc. ("ACMIF"), AllianceBernstein Global High Income Fund, Inc. ("AGHIF") and AllianceBernstein National Municipal Income Fund, Inc. ("ANMIF") (each a "Fund", and collectively, the "Funds"). Each of the Boards of Directors (each a "Board" and collectively, the "Boards") is soliciting proxies for a Joint Meeting of Stockholders of each Fund (the "Meeting") to consider and vote on a proposal that is being recommended by that Board for the Fund that it oversees.

The Funds are sending you this Proxy Statement to ask for your vote on a proposal affecting your Fund. The Funds will hold the Meeting at the offices of the Funds, 1345 Avenue of the Americas, 41st Floor, New York, New York 10105, on October 11, 2018 at 11:30 a.m., Eastern Time. The solicitation will be made primarily by mail and may also be made by telephone or through the Internet. It is expected that AllianceBernstein L.P., the investment adviser to the Funds (the "Adviser"), will bear the expenses of the printing and mailing of the proxy statements relating to the transactions arising from the Plan (as defined below), including the proxy solicitation costs, as well as the legal costs of Fund counsel relating thereto. The Notice of Joint Meeting of Stockholders, Proxy Statement, and Proxy Card are being mailed to stockholders on or about August 31, 2018.

Any stockholder who owned shares of a Fund at the close of business on August 13, 2018 (the "Record Date") is entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. Each share is entitled to one vote, and each fractional share is entitled to a proportionate fractional vote. At the Meeting, the holders of the preferred stock of ANMIF and ACMIF will have equal voting rights with the holders of the common stock of ANMIF and ACMIF (e.g., one vote per share), respectively, and will vote together with the holders of the common stock as a single class on the Proposal. The Meeting is designated as a "Special" stockholder meeting for all the Funds.

Important Notice Regarding Availability of Proxy Materials for the Stockholders’ Meeting to be Held on Thursday, October 11, 2018. This Proxy Statement is available on the Internet at www.alliancebernstein.com/abfundsproxy.

1

PROPOSAL:

APPROVAL OF Investment Advisory AgreementS

Background

AXA S.A. ("AXA") is a societe anonyme organized under the laws of France and the holding company for an international group of insurance and related financial services companies. AXA Equitable Holdings, Inc., a Delaware corporation ("AXA Equitable"), is a majority-owned subsidiary of AXA and an indirect parent of AllianceBernstein Corporation, the general partner of the Adviser. AXA Equitable also indirectly holds a majority of the outstanding partnership interests of the Adviser.

AXA formerly owned all of the outstanding shares of common stock of AXA Equitable. On May 10, 2017, AXA announced its intention to sell a minority stake of AXA Equitable, an entity through which AXA owns its indirect interest in the Adviser, via an initial public offering ("IPO") and listing of AXA Equitable's shares of common stock on the New York Stock Exchange. On November 13, 2017, AXA Equitable filed a Form S-1 with the Securities and Exchange Commission (the “SEC”), confirming the May 2017 announcement. On May 10, 2018, the shares of common stock of AXA Equitable were listed and commenced trading (NYSE: EQH), and on May 14, 2018, AXA sold approximately 24.5% of the outstanding shares of AXA Equitable at $20.00 per share. Contemporaneously with the IPO, AXA sold $862.5 million aggregate principal amount of its 7.25% mandatorily exchangeable notes (the "MxB Notes") due May 15, 2021 and exchangeable into up to 43,125,000 shares of common stock (or approximately 7% of the outstanding shares of common stock of AXA Equitable). AXA retains ownership (including voting rights) of such shares of common stock until the MxB Notes are exchanged, which may be on a date that is earlier than the maturity date at AXA's option upon the occurrence of certain events. If, for example, there were no further sales by AXA Equitable or AXA of shares of common stock of AXA Equitable, upon exchange of the MxB Notes, AXA would continue to own approximately 64% of the shares of common stock of AXA Equitable ("Shares"). AXA has publicly announced, however, its plans to divest its remaining ownership interest in AXA Equitable over time in one or more transactions, subject to market conditions (the "Plan").

Currently, the Adviser and its affiliates do not anticipate that the Plan will have a material impact on the Adviser or any affiliates of the Adviser that provides services to the Funds, including with respect to the following: operations, personnel, organizational structure; capitalization, or financial and other resources. The Adviser's current leadership and key investment teams are expected to stay in place, and no change in senior management's strategy for the Adviser is anticipated as a result of the implementation of the Plan. Notwithstanding the foregoing, it is possible that the completion of the Plan, whether implemented through public offerings or other means, could create the potential for disruption to the businesses of AXA Equitable and its subsidiaries. AXA Equitable, today and in the future as a stand-alone entity, is a publicly held U.S. company subject to the reporting requirements of the Securities Exchange Act of 1934 as well as other U.S. government and state regulations applicable to public companies that it was not subject to prior to the IPO. The Plan may be implemented in phases. During the time that AXA retains a controlling interest in AXA Equitable, circumstances affecting AXA, including restrictions or requirements imposed on AXA by European and other authorities, may also affect AXA Equitable. A failure to implement the Plan could create uncertainty about the nature of the relationship between AXA Equitable and AXA, and could adversely affect AXA Equitable and its subsidiaries including the Adviser.

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Completion of the Plan is subject to certain regulatory approvals, including the registration of shares to be sold publicly as well as the listing of those shares on the New York Stock Exchange, and other conditions, including market conditions prevailing at the time of its implementation. If the Plan is completed, AXA Equitable will no longer be a subsidiary of AXA. AXA Equitable is expected to remain the indirect parent of AllianceBernstein Corporation, the general partner of the Adviser.

This planned divestment gives rise to the proposal.

The Funds are subject to Section 15 of the Investment Company Act of 1940, as amended (the "1940 Act"). Section 15 provides that any investment advisory agreement with a registered investment company such as a Fund, including any sub-advisory agreement, must terminate automatically upon its "assignment," which includes any transfer of a controlling block of outstanding voting securities of an investment adviser or the parent company of an investment adviser. Such transfer is often referred to as a "Change of Control Event."

Whether or not a particular sale of Shares by AXA results in a Change of Control Event depends on the facts and circumstances of the sale, and the law is not clear as to whether an assignment would ever occur in the case of implementation of the Plan. Also, a Change of Control Event may not occur if AXA continues to hold more than 25% of the Shares and if no single person or group acting together gains "control" (as defined in the 1940 Act) of AXA Equitable.

It is anticipated that one or more of the transactions contemplated by the Plan could be deemed a Change of Control Event resulting in the automatic termination of the investment advisory agreements ("Current Agreements"). In order to ensure that the existing investment advisory services can continue uninterrupted, the Boards have approved new investment advisory agreements with the Adviser, in connection with the Plan. Stockholders are being asked to approve the new investment advisory agreements with the Adviser approved by the Boards (collectively, such new advisory agreements, the "Proposed Agreements"), which would be effective after the first Change of Control Event that occurs after stockholder approval. These agreements are described below.

As part of the Proposal, stockholders are also voting to approve any future advisory agreements ("Future Agreements") if there are subsequent Change of Control Events arising from completion of the Plan that terminate the advisory agreements after the first Change of Control Event. Stockholder approval will be deemed to apply to Future Agreements only if: (1) no single person or group acting together gains "control" (as defined in the 1940 Act) of AXA Equitable; (2) the Boards approve the Future Agreements; and (3) the Future Agreements would not be materially different from the Proposed Agreements that are described in this Proxy Statement. The Future Agreements would be deemed effective upon the closing of the subsequent transaction that constitutes a Change of Control Event.

Stockholders are asked to vote on approval of Future Agreements as part of the same vote on the Proposed Agreements, which Proposed Agreements have been authorized and approved by the Boards and which are described later in this Proxy Statement. This is because the first Change of Control Event and subsequent Change of Control Events will be incremental related steps that are part of the same Plan that would lead to the full divestiture of Shares by AXA. Under the circumstances described above, seeking a single stockholder vote for the Proposed Agreements and Future Agreements will allow the Funds to maintain the uninterrupted services of the Adviser without the need for additional stockholder approval and additional proxy statements, which would describe the same or substantially similar facts as this Proxy Statement.

3

If there is a change from the facts described in this Proxy Statement that is material to stockholders of the Funds in the context of a vote on an advisory agreement, any stockholder approval received at the Meeting would no longer be valid to approve Future Agreements that would otherwise be approved in the event of subsequent Change of Control Events. This judgment will be made by the Adviser in consultation with Fund counsel and reviewed by the Boards. If the advisory agreements were to terminate without valid stockholder approval, the Boards and the stockholders of each Fund may be asked to approve new advisory agreements to permit the Adviser to continue to provide services to the Funds.

The Adviser anticipates that the conditions of Section 15(f) will be complied with in connection with offerings of the Shares pursuant to the Plan. Section 15(f) provides, in pertinent part, that affiliated persons of an adviser may receive any amount or benefit in connection with a sale of securities of, or a sale of any other interest in, such an adviser which results in an assignment of an investment advisory or sub-advisory agreement if, for a period of three years after the time of such a transaction, at least 75% of the members of the board of any investment company which it oversees are not "interested persons" (as defined in the 1940 Act) of the new or old investment adviser; and, if, for a two-year period, there is no "unfair burden" imposed on any such investment company as a result of the transaction. The Boards currently satisfy the 75% requirement of Section 15(f) and the Adviser has represented to the Boards that it will use its best efforts to ensure its and its affiliates' compliance with the unfair burden condition for so long as the requirements of Section 15(f) apply.

Discussion

At the Meeting, stockholders of each Fund will be asked to approve a new investment advisory agreement with the Adviser (the "Proposed Agreement") to ensure that existing investment advisory services can continue uninterrupted through the implementation of the Plan. A general description of each Proposed Agreement is included below.

As discussed above in the section entitled "Background," the Plan may result in one or more Change of Control Events, each of which would result in the automatic termination of the advisory agreement for each Fund with the Adviser. Therefore, in addition to the Proposed Agreement, as part of the Proposal, stockholders are also voting to approve any future advisory agreement ("Future Agreement") if, as a result of future Change of Control Events that occur in connection with the Plan, the then-current investment advisory agreement terminates. Stockholder approval will be deemed to apply to Future Agreements only if: (1) no single person or group acting together gains "control" (as defined in the 1940 Act) of AXA Equitable; (2) the Board approves the Future Agreements; and (3) the Future Agreements are not materially different from the Agreements that are described in this Proxy Statement. These Future Agreements would be deemed effective upon the closing of a transaction that constitutes a Change of Control Event.

At in-person Board meetings (the "Board Meeting") held on July 31-August 2, 2018 for the Boards of the Funds, the Adviser presented its recommendation that each Board consider and approve the Proposed Agreement and approve for submission to stockholders the Future Agreements for the Fund it oversees. Each of the Boards approved the Proposed Agreement for the Fund it oversees at the Board Meeting, and recommended that stockholders of those Funds vote to approve the Proposed Agreements and the Future Agreements at the Meeting. The factors that the Board considered in approving the Proposed Agreement are set forth below under "Board Consideration of the Proposed Agreements" and in Appendix C to this Proxy Statement. Accordingly, the Board of each Fund recommended approval of the Proposed Agreement by stockholders of that Fund, as discussed in this Proxy Statement.

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The Adviser

The Adviser is a Delaware limited partnership with principal offices at 1345 Avenue of the Americas, New York, New York 10105. The Adviser is a leading international investment adviser supervising client accounts with assets as of June 30, 2018 totaling approximately $540 billion (of which approximately $110 billion represented assets of registered investment companies). As of June 30, 2018, the Adviser managed retirement assets for many of the largest public and private employee benefit plans in the United States (including 15 of the nation's FORTUNE 100 companies), for public employee retirement funds across 29 of the 50 states, for investment companies, and for foundations, endowments, banks and insurance companies worldwide. The 29 registered investment companies managed by the Adviser, comprising approximately 112 separate investment portfolios, had as of June 30, 2018 approximately 2.4 million stockholder accounts.

As of June 30, 2018, the direct ownership structure of the Adviser, expressed as a percentage of general and limited partnership interests, was as follows:

AXA Equitable Holdings and its subsidiaries	63.3%
AllianceBernstein Holding L.P.	35.9%
Unaffiliated holders	0.8%
100.0%

As of June 30, 2018, AXA Equitable owns approximately 3.8% of the issued and outstanding units representing assignments of beneficial ownership of limited partnership interests in AllianceBernstein Holding L.P. ("AB Holding") ("AB Holding Units"). AllianceBernstein Corporation (an indirect wholly-owned subsidiary of AXA Equitable, "GP") is the general partner of both AB Holding and the Adviser. The GP owns 100,000 general partnership units in AB Holding and a 1% general partnership interest in the Adviser.

Including both the general partnership and limited partnership interests in AB Holding and the Adviser, AXA Equitable and its subsidiaries have an approximate 64.7% economic interest in the Adviser as of June 30, 2018.

5

The names and principal occupations of the Adviser's chief executive officer (also a director) and directors are set forth below. Unless otherwise indicated, the business address of each person listed below is 1345 Avenue of the Americas, New York, NY 10105.

NAME	PRINCIPAL OCCUPATION
Seth Bernstein	President and Chief Executive Officer of the Adviser and Director of the General Partner of the Adviser.

Robert Zoellick	Chairman of the Board of the General Partner of the Adviser.

Paul Audet	Founding and Managing Member of Symmetrical Ventures, LLC, a venture capital firm specializing in growth capital investments in the technology sector. Director of the General Partner of the Adviser.

Ramon de Oliveira	Director of the General Partner of the Adviser.

Denis Duverne	Director of the General Partner of the Adviser. Chairman of the Board of AXA.

Barbara Fallon-Walsh	Director of the General Partner of the Adviser.

Daniel Kaye	Director of the General Partner of the Adviser.

Shelley Leibowitz	Director of the General Partner of the Adviser. Founder of SL Advisory, which advises senior executives and boards of directors in the areas of technology oversight and cybersecurity best practices.

Anders Malmstrom	Director of the General Partner of the Adviser. Chief Financial Officer of AXA Equitable.

Das Narayandas	Director of the General Partner of the Adviser. Edsel Bryant Ford Professor of Business Administration at Harvard Business School.

Mark Pearson	Director of the General Partner of the Adviser. President and Chief Executive Officer of AXA Equitable.

6

Description of the Proposed Agreements and Future Agreements

The description of each Proposed Agreement that follows is qualified entirely by reference to the applicable form of each type of Proposed Agreement included in Appendix A to this Proxy Statement. Each Fund to which the respective form relates is also set forth in Appendix A. For purposes of this subsection, references to the Proposed Agreement of a Fund include the Future Agreement for that Fund. Each Proposed Agreement is identical in all material respects to the applicable Current Agreement, except that it reflects new effective and termination dates, as the Proposed Agreement would become effective after the first Change of Control Event that occurs after stockholder approval, except that in the case of a Future Agreement, the Agreement would become effective upon a subsequent Change of Control Event. The material terms of each Proposed Agreement are discussed in more detail below.

Contractual Management Fees

No change in the contractual management fees for the Funds is proposed in connection with the Proposal. Appendix B includes the fee schedules for each Fund and provides information on the fees paid to the Adviser by each registered investment company with an investment objective similar to the investment objectives of the Funds.

Services

No change to the advisory services provisions of the Current Agreements is proposed in connection with the Proposal.

Each Proposed Agreement provides that the Adviser will, subject to the oversight of the Directors and in accordance with the Fund's prospectus, manage the investment and reinvestment of the assets of the Fund and administer its affairs. In this regard, it is the responsibility of the Adviser to make investment and reinvestment decisions for each Fund and to place the purchase and sale orders for each Fund. The Adviser provides research and advice, continuously supervises the investment portfolio of each Fund and pays the costs of certain clerical and administrative services involved in portfolio management.

Reimbursement of Administrative Expenses

No change to the expense reimbursement provisions of the Current Agreements is proposed in connection with the Proposal.

›	ACMIF and ANMIF

The Proposed Agreements for these Funds include a provision for the reimbursement to the Adviser of the costs of certain administrative services, including clerical, accounting, legal and other services, that the Adviser provides to the Funds at the request of the Funds.

›	AGHIF

The Proposed Agreement for AGHIF does not include a reimbursement provision, because certain administrative and other services are provided by the Adviser pursuant to a separate administration agreement.

7

Other Expenses

No change to the "Other Expense" provisions of the Current Agreements is proposed in connection with the Proposal.

›	AGHIF

The Proposed Agreement for AGHIF provides that AGHIF is responsible for the payment of various expenses, including the following: (a) brokerage and commission expenses; (b) federal, state, local and foreign taxes, including issue and transfer taxes incurred by or levied on AGHIF; (c) interest charges on borrowings; (d) organizational and offering expenses, whether or not advanced by the Adviser; (e) the cost of certain personnel providing certain services to AGHIF; (f) fees and expenses of registering AGHIF's shares under the appropriate federal securities laws and of qualifying AGHIF's shares under applicable state securities laws; (g) fees and expenses of listing and maintaining the listing of AGHIF's shares on any national securities exchange; (h) expenses of printing and distributing reports to stockholders; (i) costs of proxy solicitation; (j) charges and expenses of AGHIF's administrator, custodian and registrar, transfer agent and dividend disbursing agent; (k) compensation of AGHIF's officers, directors and employees who do not devote any part of their time to the affairs of the Adviser or the affairs of affiliates of the Adviser other than AGHIF; (l) legal and auditing expenses; (m) the cost of stock certificates representing shares of AGHIF's stock; and (n) costs of stationery and supplies.

›	ACMIF and ANMIF

The Proposed Agreements for ACMIF and ANMIF provide that the applicable Fund is responsible for the payment of various expenses, including the following: (a) brokerage and commission expenses; (b) federal, state, local and foreign taxes, including issue and transfer taxes incurred by or levied on the Fund; (c) interest charges on borrowings; (d) organizational and offering expenses, whether or not advanced by the Adviser; (e) the cost of certain personnel providing certain services to the Fund; (f) fees and expenses of registering shares of the Fund under the appropriate federal securities laws and of qualifying shares of the Fund under applicable state securities laws; (g) fees and expenses of listing and maintaining the listing of shares of the Fund on any national securities exchange; (h) the costs of maintaining the Fund's existence as a Maryland corporation and the Fund's authority to do business in New York; (i) expenses of printing and distributing reports to stockholders; (j) costs of proxy solicitation; (k) charges and expenses of the Fund's custodians and registrar, transfer and dividend disbursing agent; (l) compensation of the Fund's directors who are not affiliated with the Adviser; (m) legal and auditing expenses; (n) the cost of stock certificates representing shares of the Fund's common stock; and (o) clerical, accounting and other office costs.

Exculpatory Provisions

No change to the exculpatory and limitations of liabilities provisions of the Current Agreements is proposed in connection with the Proposal.

The Proposed Agreements provide that the Adviser shall not be liable thereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing in the Proposed Agreements shall be deemed to protect, or purport to protect, the Adviser against any liability to the particular Fund or to its stockholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties thereunder, or by reason of the Adviser's reckless disregard of its obligations and duties thereunder.

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Term and Continuance

No change to the term and continuance provisions of the Current Agreements is proposed in connection with the Proposal. The Agreements would differ only to the extent of their effective and termination dates.

If approved by stockholders, each Proposed Agreement will be effective after the first Change of Control Event that occurs after stockholder approval or any subsequent Change of Control Event in the case of a Future Agreement. Each Proposed Agreement would continue in effect for one year from its effective date and thereafter from year to year provided that its continuance is specifically approved at least annually by a vote of a majority of the Fund's outstanding voting securities or by the Board, and in either case, by a majority of the Directors who are not parties to the Agreement or "interested persons" of any such party at a meeting called for the purpose of voting on such matter.

Termination

No change to the termination provisions of the Current Agreements is proposed in connection with the Proposal. Each Proposed Agreement automatically terminates upon assignment and is terminable with respect to the related Fund at any time without penalty by vote of the holders of a majority of the outstanding voting securities of the Fund or by vote of the directors of the Fund, in either case on 60 days' written notice to the Adviser, or by the Adviser on 60 days' written notice to the Fund.

For more information on when the Current Agreements were last approved by stockholders, see Appendix B.

Board Consideration of the Proposed Agreements

As described above, the Plan contemplates one or more transactions that may result ultimately in one or more indirect Change of Control Events for the Adviser, which in turn would result in the automatic termination of each Current Agreement or the then-current investment advisory agreement. At the Board Meetings, the Adviser presented its recommendation that each Board consider and approve the Proposed Agreement with respect to the Fund it oversees. Following review and discussion with the Adviser, each of the Boards, including a majority of the Directors who are not interested persons of the Funds (the "Independent Directors") as defined in the 1940 Act, approved at its Board Meeting the Proposed Agreement with the Adviser for the Fund overseen by that Board. The Boards, including the respective Independent Directors, also considered and approved interim advisory agreements with the Adviser (each an "Interim Advisory Agreement") at the Board Meetings, to be effective only in the event that stockholder approval of a Proposed Agreement had not been obtained as of the date of a Change of Control Event resulting in the automatic termination of an investment advisory agreement.

The decision by each of the Boards, including a majority of the Independent Directors, to approve the Proposed Agreement and Interim Advisory Agreement, as applicable, for the Fund overseen by that Board and to recommend approval of the Proposed Agreement and the Future Agreements by stockholders of that Fund was based on a determination by the Boards that it would be in the best interests of the Funds for the Adviser to continue providing investment advisory and related services for the Funds, without interruption, as consummation of the Plan proceeds.

9

The Boards were aware that the Plan may not result immediately in a Change of Control Event, but also recognized that the Plan contemplates a series of transactions that could result in one or more Change of Control Events in the future. Each of the Boards concluded that approval by stockholders at this time of the Proposed Agreement and the Future Agreements that may become effective for the Fund overseen by that Board upon the Change of Control Events in the future will permit the Fund to benefit from the continuation of services by the Adviser and its affiliates throughout the implementation of the Plan without the need for multiple stockholder meetings. Each of the Boards also noted that they would have the opportunity to review and further consider any Future Agreement at the time of the Change of Control Event that resulted in a termination of a prior Proposed Agreement.

Each of the Boards, including the Independent Directors of the Board, recommends approval of the Proposed Agreement for the Fund overseen by that Board by stockholders of the Fund.

Prior to their approval of the Proposed Agreements and Interim Advisory Agreements, the Directors had requested information from the Adviser, and had received and evaluated, extensive materials.

The Boards reviewed detailed information on the Plan, including the ownership and control structure of the Adviser and its affiliated entities both before and after the series of transactions that are expected to result in a change of control of the Adviser. The Boards reviewed information about the potential impact of the transactions contemplated by the Plan on the Adviser and each of the Adviser's affiliates that provides services to the Funds, including with respect to the following areas: operations; personnel; organizational and governance structure; technology infrastructure; insurance coverage; capitalization; and financial and other resources. The Boards considered the Adviser's statement that it does not anticipate that the Plan will have a material impact on the Adviser or any affiliates of the Adviser with respect to operations, personnel, organizational structure, or capitalization, financial and other resources.

The Boards further noted the Adviser's representation that the Adviser anticipates that the conditions of Section 15(f) of the 1940 Act will be complied with in connection with offerings of the Shares pursuant to the Plan, including that it will use its best efforts to ensure its and its affiliates' compliance with the unfair burden condition for so long as the requirements of Section 15(f) apply.

The Boards reviewed the Proposed Agreements and Interim Advisory Agreements for the Funds they respectively oversee with the Adviser and with experienced counsel who are independent of the Adviser, who advised on the relevant legal standards. The Independent Directors also discussed the proposed approvals in private sessions with their counsel.

A further description of the process followed by each Board in approving the Proposed Agreement for each Fund, including information reviewed, certain material factors considered, and certain related conclusions reached, is set forth in Appendix C.

Each of the Boards has considered the Proposed Agreement and is recommending approval, only with respect to the Fund that it oversees, and that Board has not considered, nor is it making any recommendation for, any proposal with respect to any other Fund.

Approval of the Proposal requires the affirmative vote of the holders of a "majority of the outstanding voting securities," of each Fund, as defined in the 1940 Act, which means the lesser of (i) 67% or more of the voting securities of the Fund present or represented by proxy if the holders of more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund ("1940 Act Majority Vote").

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The Board, including the Independent Directors, of each Fund unanimously recommends that the stockholders of that Fund vote FOR the Proposal.

Proxy Voting and Stockholder Meetings

All properly executed and timely received proxies will be exercised at the Meeting in accordance with the instructions marked thereon or otherwise provided therein. Accordingly, unless instructions to the contrary are marked on the proxies, the votes entitled to be cast by the stockholder will be cast "FOR" the approval of the investment advisory agreements. If no specification is made on a properly executed and timely received proxy, it will be voted for the matters specified on the Proxy Card.

Those stockholders who hold shares directly and not through a broker or nominee (that is, a stockholder of record) may authorize their proxies to cast their votes by completing a Proxy Card and returning it by mail in the enclosed postage-paid envelope as well as by telephoning toll free (844) 670-2143 or by authorizing a proxy through the Internet at www.proxyvote.com and following the directions on the proxy card. Owners of shares held through a broker or nominee (who is the stockholder of record for those shares) should follow directions provided to the stockholder by the broker or nominee to submit voting instructions. Instructions to be followed by a stockholder of record to authorize a proxy via telephone or through the Internet, including use of the Control Number on the stockholder's Proxy Card, are designed to verify stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholder instructions have been recorded properly. Stockholders who authorize proxies by telephone or through the Internet should not also return a Proxy Card. A stockholder of record may revoke the stockholder's proxy at any time prior to exercise thereof by giving written notice to the Secretary of the Funds at 1345 Avenue of the Americas, New York, New York 10105, by authorizing a later-dated proxy (either by signing and mailing another Proxy Card or by telephone or through the Internet, as indicated above), or by personally attending and voting at the Meeting. Attendance alone is not sufficient to revoke a previously authorized proxy.

Properly executed proxies may be returned with instructions to abstain from voting or to withhold authority to vote (an "abstention") or represent a broker "non-vote" (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote).

The approval of the Proposal for a Fund requires the affirmative vote of the holders of a majority of that Fund's outstanding voting securities as defined in the 1940 Act, which means the lesser of (a) 67% or more of the shares of the Fund represented at a meeting at which more than 50% of the outstanding shares are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund. The stockholders of each Fund vote separately on the Proposal.

An abstention or broker non-vote, if any, will be considered present for purposes of determining the existence of a quorum but will have the effect of a vote against the Proposal. If any matter other than the Proposal properly comes before the Meeting, the shares represented by proxies will be voted on all such other proposals in the discretion of the person or persons voting the proxies.

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A quorum for the Meeting will consist of the presence in person or by proxy of the holders of a majority of a Fund's shares entitled to vote at the Meeting. In the event a quorum is not present at the Meeting, or, even if a quorum is so present, if sufficient votes in favor of the position recommended by the Board on the Proposal are not timely received, the Chairman of the Board of that Fund may authorize, or the persons named as proxies may propose and vote for one or more adjournments of the Meeting for that Fund up to 120 days after the Record Date to permit further solicitation of proxies. A stockholder vote may be taken on any the Proposal for a Fund prior to any adjournment if sufficient votes have been received for approval thereof. If a proposal to adjourn is submitted to stockholders, shares represented by proxies indicating a vote contrary to the position recommended by the Board on the Proposal will be voted against adjournment.

The Meeting is scheduled as a joint meeting of the stockholders of the Funds because the stockholders of all the Funds are to consider and vote on the approval of new investment advisory agreements. Stockholders of each Fund will vote separately on the new investment advisory agreement for their Fund. An unfavorable vote by the stockholders of one Fund will not affect the vote on the new investment advisory agreement or any other matter by the stockholders of another Fund.

Each Fund has engaged Broadridge Financial Solutions, Inc. (“Broadridge”), 1155 Long Island Ave., Edgewood, NY 11717, to assist in the distribution of proxy materials and the solicitation and tabulation of proxies for the Meeting. Broadridge will receive a total fee of approximately $310,000 for its proxy solicitation services, plus the costs of printing and reimbursement for certain other costs and out-of-pocket expenses incurred in connection with its services, all of which will be borne by the Adviser. Broadridge may solicit proxies personally and by mail, telephone, fax, e-mail or the Internet.

Other Information

Information As To The Investment Adviser AND THE
Administrator Of The Funds

Each Fund's investment adviser is AllianceBernstein L.P., 1345 Avenue of the Americas, New York, New York 10105. As noted above, AllianceBernstein L.P. also performs administrative services for the Funds. During the most recently completed fiscal year, the Funds did not pay any fees to affiliates of the Adviser or any commissions to affiliated broker-dealers. During AGHIF's most recently completed fiscal year, the Fund reimbursed the Adviser $79,199 for certain administrative services.

Other Matters

Only the business set forth in the Notice of Joint Meeting of Stockholders may be brought before the Meeting with regard to the Funds.

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STOCK OWNERSHIP

The outstanding voting shares of AGHIF as of the Record Date consisted of 86,229,677 shares of common stock. The outstanding voting securities of ANMIF as of the Record Date consisted of 28,744,936 shares of common stock, 3,685 shares of Auction Preferred Shares, Series M, Series W, Series TH and Series T, and 5,644 shares of Variable Rate MuniFund Term Preferred Shares. The outstanding voting shares of ACMIF as of the Record Date consisted of 8,554,668 shares of common stock, 1,195 shares of Auction Preferred Shares, Series M and Series T, and 1,605 shares of Variable Rate MuniFund Term Preferred Shares.

Information regarding person(s) who owned of record or were known by a Fund to beneficially own 5% or more of the Fund's shares (or class of shares, if applicable) on July 13, 2018 is provided in Appendix D.

Submission Of Proposals
For Next Meeting Of Stockholders

The Funds hold stockholder meetings annually. Proposals of stockholders intended to be presented at the next annual meeting of stockholders of a Fund must be received by the Fund by October 24, 2018 for inclusion in the Fund’s proxy statement and proxy card relating to that meeting. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. In addition, stockholder proposals are subject to certain requirements under the federal securities laws and the Maryland General Corporation Law and must be submitted in accordance with each Fund’s Bylaws. To be presented at the 2019 Annual Meeting of Stockholders, a stockholder proposal that is not otherwise includable in the Proxy Statement for the 2019 Annual Meeting must be delivered by a stockholder of record to the Fund no sooner than September 24, 2018 and no later than October 24, 2018.

The persons named as proxies for the 2019 Annual Meeting of Stockholders will, regarding the proxies in effect at the meeting, have discretionary authority to vote on any matter presented by a stockholder for action at that meeting unless the Fund receives notice of the matter no sooner than September 24, 2018 and no later than October 24, 2018. If a Fund receives such timely notice, these persons will not have this authority except as provided in the applicable rules of the SEC.

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Reports To Stockholders

Each Fund will furnish each person to whom this Proxy Statement is delivered with a copy of its latest annual report to stockholders and its subsequent semi-annual report to stockholders, if any, upon request and without charge. To request a copy, please call AllianceBernstein Investments, Inc. at (800) 227-4618 or contact Cathleen Crandall at AllianceBernstein L.P., 1345 Avenue of the Americas, New York, New York 10105.

By Order of the Boards of Directors, Emilie Wrapp Secretary

August 20, 2018

New York, New York

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APPENDIX A - FORMS OF PROPOSED AGREEMENTS

The forms of Proposed Agreements discussed in this Proxy Statement appear below. A form of Proposed Agreement is provided for multiple Funds in instances in which the Current Agreements do not differ materially.

FORM OF INVESTMENT ADVISORY CONTRACT

[ACMIF and ANMIF]

1345 Avenue Of The Americas

New York, New York 10105

[__________ __], 201_

AllianceBernstein L.P.

1345 Avenue of the Americas

New York, New York 10105

Dear Sirs:

We, the undersigned [Fund Name], herewith confirm our agreement with you as follows:

1.       We are a closed-end, diversified management investment company registered under the Investment Company Act of 1940 (the "Act"). We propose to engage in the business of investing and reinvesting our assets in securities ("the portfolio assets") of the type and in accordance with the limitations specified in our Charter, By-Laws, Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Act, and any representations made in our prospectus, all in such manner and to such extent as may from time to time be authorized by our Board of Directors. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.

2. (a) We hereby employ you to manage the investment and reinvestment of the portfolio assets as above specified, and, without limiting the generality of the foregoing, to provide management and other services specified below.

(b)       You will make decisions with respect to all purchases and sales of the portfolio assets. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of the portfolio assets. In all purchases, sales and other transactions in the portfolio assets you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sale or other transactions.

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(c)       You will report to our Board of Directors at each meeting thereof all changes in the portfolio assets since the prior report, and will also keep us in touch with important developments affecting the portfolio assets and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in our portfolio, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to the portfolio assets as you may believe appropriate or as we reasonably may request. In making such purchases and sales of the portfolio assets, you will bear in mind the policies set from time to time by our Board of Directors as well as the limitations imposed by our Articles of Incorporation and in our Registration Statement under the Act and the Securities Act of 1933, the limitations in the Act and of the Internal Revenue Code of 1986 in respect of regulated investment companies and the investment objectives, policies and practices, including restrictions, applied to our portfolio.

(d)       It is understood that you will (i) provide us with the services of persons competent to perform such administrative and clerical functions as are necessary to provide effective administration of our corporation, including maintaining certain books and records, such as journals, ledger accounts and other records described in Rule 31a-1 under the Act, initiating all money transfers from us to our custodians and from our account to appropriate customer accounts, and reconciling account information and balances among our custodians and registrar, transfer and dividend disbursing agent; (ii) oversee the performance of administrative services rendered to us by others, including our custodians and registrar, transfer and dividend disbursing agent; (iii) provide us with adequate office space and facilities; (iv) prepare financial information for the periodic updating of our registration statements and for our proxy statements; (v) prepare our tax returns, reports to our shareholders, and periodic reports to the Securities and Exchange Commission; (vi) calculate the net asset value of our shares of common stock; and (vii) perform such other administrative services for us as may be reasonably requested by us. It is also understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. During the continuance of this agreement at our request you will provide us persons satisfactory to our Board of Directors to serve as our officers. You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting and other services to us as we may from time to time request of you. Such personnel may be employees of you or your affiliates. We will pay to you or your affiliates the cost of such personnel for rendering the services to us, provided that all time devoted to the investment or reinvestment of the portfolio assets shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject.

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3.       We hereby confirm that, subject to the foregoing, we shall be responsible and hereby assume the obligation for payment of all our other expenses, including: (a) payment of the fee payable to you under paragraph 5 hereof; (b) brokerage and commission expenses; (c) Federal, state, local and foreign taxes, including issue and transfer taxes, incurred by or levied on us; (d) interest charges on borrowings; (e) our organizational and offering expenses, whether or not advanced by you; (f) the cost of personnel providing services to us, as provided in paragraph 2(d) above; (g) fees and expenses of registering our shares under the appropriate federal securities laws and of qualifying our shares under applicable state securities laws; (h) fees and expenses of listing and maintaining the listing of our shares on any national securities exchange; (i) costs of maintaining our existence as a Maryland corporation and our authority to do business in New York; (j) expenses of printing and distributing our prospectus and reports to shareholders; (k) costs of proxy solicitation; (l) charges and expenses of our custodians and registrar, transfer and dividend disbursing agent; (m) compensation of our Directors who are not your affiliated persons; (n) legal and auditing expenses; (o) the cost of stock certificates representing shares of our common stock; (p) clerical, accounting and other office costs and costs of stationery and supplies.

4.       We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

5.       In consideration of the foregoing we will pay you a monthly fee at an annualized rate of [_____]% of our average daily net assets. Your compensation for the period from the date hereof through the last day of the month of the effective date hereof will be prorated based on the proportion that such period bears to the full month. In the event of any termination of this Agreement, your compensation will be calculated on the basis of a period ending on the last day on which this Agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

6.       This agreement shall become effective on the date hereof and shall continue for an initial term ending one year from the date hereof and may continue in effect thereafter provided that such continuance is specifically approved at least annually by our Board of Directors or by majority vote of the holders of our outstanding voting securities (as defined in the Act), and in either case, by a majority of our Board of Directors who are not interested persons, as defined in the Act, of any party to this agreement (other than as Directors of our corporation), provided further, however, that if the continuation of this agreement is not approved, you may continue to render the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of our outstanding voting securities (as so defined), or by a vote of our Board of Directors on 60 days written notice to you, or by you on 60 days written notice to us.

7.       This agreement may not be assigned by you and this agreement shall terminate automatically in the event of any such assignment by you. The term "assignment" as used in this paragraph shall have the meanings ascribed thereto by the Act and any regulations or interpretations of the Commission thereunder.

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8. (a) Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the officers or directors of AllianceBernstein Corporation, your general partner, who may also be a Director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render service of any kind to any other trust, corporation, firm, individual or association.

(b)       You will notify us of any change in the general partner of your partnership within a reasonable time after such change.

9.       If you cease to act as our investment adviser, or, in any event, if you so request in writing, we agree to take all necessary action to change our name to a name not including the term "Alliance" or "Bernstein. You may from time to time make available without charge to us for our use such marks or symbols owned by you, including marks or symbols containing the term "Alliance" or "Bernstein" or any variation thereof, as you may consider appropriate. Any such marks or symbols so made available will remain your property and you shall have the right, upon notice in writing, to require us to cease the use of such mark or symbol at any time.

10.       This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,

[FUND NAME]

By:
Name:
Title:

Agreed to and accepted as of the date first set forth above.

ALLIANCEBERNSTEIN L.P.

By:
Name:
Title:

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FORM OF ADVISORY CONTRACT

[AGHIF]

1345 Avenue Of The Americas

New York, New York 10105

[__________ __], 201_

AllianceBernstein L.P.

1345 Avenue of the Americas

New York, New York 10105

Dear Sirs:

We, the undersigned AllianceBernstein Global High Income Fund, Inc., herewith confirm our agreement with you as follows:

1.       We are a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940 (the "Act"). We propose to engage in the business of investing and reinvesting our assets in securities ("the portfolio assets") of the type and in accordance with the limitations specified in our Articles of Incorporation, Bylaws, Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Act, and any representations made in our prospectus, all in such manner and to such extent as may from time to time be authorized by our Board of Directors. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.

2. (a) We hereby employ you to manage the investment and reinvestment of the portfolio assets as above specified and, without limiting the generality of the foregoing, to provide management and other services specified below.

(b)       You will make decisions with respect to all purchases and sales of the portfolio assets. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of the portfolio assets. In all purchases, sales and other transactions in the portfolio assets you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

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(c)       You will report to our Board of Directors at each meeting thereof all changes in the portfolio assets since the prior report, and will also keep us in touch with important developments affecting the portfolio assets and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in our portfolio, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to the portfolio assets as you may believe appropriate or as we reasonably may request. In making such purchases and sales of the portfolio assets, you will bear in mind the policies set from time to time by our Board of Directors as well as the limitations imposed by our Articles of Incorporation and in our Registration Statement under the Act and the Securities Act of 1933, and the limitations in the Act and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies.

(d)       It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement at our request you will provide us persons satisfactory to our Board of Directors to serve as our officers. Such personnel may be employees of you or your affiliates. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates (other than us) shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject.

3.       We hereby confirm that, subject to the foregoing, we shall be responsible and hereby assume the obligation for payment of all our other expenses, including: (a) payment of the fee payable to you under paragraph 5 hereof; (b) brokerage and commission expenses; (c) federal, state, local and foreign taxes, including issue and transfer taxes, incurred by or levied on us; (d) interest charges on borrowings; (e) our organizational and offering expenses, whether or not advanced by you; (f) fees and expenses of registering our shares under the appropriate federal securities laws and of qualifying our shares under applicable state securities laws; (g) fees and expenses of listing and maintaining the listing of our shares on any securities exchange; (h) expenses of printing and distributing reports to shareholders; (i) costs of proxy solicitation; (j) charges and expenses of our administrator, custodians and registrar, and our transfer and dividend paying agent; (k) compensation of our Directors, officers and employees who do not devote any part of their time to your affairs or the affairs of your affiliates other than us; (l) legal and auditing expenses; (m) the cost of stock certificates representing shares of our common stock; and (n) costs of stationery and supplies.

4.       We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

A-6

5.       In consideration of the foregoing we will pay you a monthly fee at an annualized rate of ____% of our average weekly net assets. For purposes of the calculation of such fee, average weekly net assets shall be determined on the basis of our average net assets for each weekly period (ending on Friday) ending during the month. The net assets for each weekly period are determined by averaging the net assets on the Friday of such weekly period with the net assets on the Friday of the immediately preceding weekly period. When a Friday is not a business day for us, then the calculation will be based on our net assets on the business day immediately preceding such Friday. Such fee shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month. If our initial Registration Statement is declared effective by the Securities and Exchange Commission after the beginning of a month or this agreement terminates prior to the end of a month, such fee shall be prorated according to the proportion which such portion of the month bears to the full month.

6.       This agreement shall become effective on the date set forth above and shall continue in effect thereafter so long as its continuance is specifically approved at least annually by our Board of Directors or by majority vote of the holders of our outstanding voting securities (as defined in the Act), and in either case, by a majority of our Board of Directors who are not interested persons, as defined in the Act, of any party to this agreement (other than as Directors of our corporation), provided further, however, that if the continuation of this agreement is not approved, you may continue to render the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of our outstanding voting securities (as so defined), or by a vote of our Board of Directors on 60 days written notice to you, or by you on 60 days written notice to us.

7.       This agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The term "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed hereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

8. (a) Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the officers or directors of AllianceBernstein Corporation, your general partner, who may also be a Director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render service of any kind to any other trust, corporation, firm, individual or association.

(b)       You will notify us of any change in the general partner of your partnership within a reasonable time after such change.

A-7

9.       If you cease to act as our investment adviser, or, in any event, if you so request in writing, we agree to take all necessary action to change our name to a name not including the terms "Alliance" or "Bernstein". You may from time to time make available without charge to us for our use such marks or symbols owned by you, including marks or symbols containing the term "Alliance" or "Bernstein" or any variation thereof, as you may consider appropriate. Any such marks or symbols so made available will remain your property and you shall have the right, upon notice in writing, to require us to cease the use of such mark or symbol at any time.

10.       This agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,

ALLIANCEBERNSTEIN GLOBAL HIGH INCOME FUND, INC.

By:
Name:
Title:

Agreed to and accepted as of the date first set forth above.

ALLIANCEBERNSTEIN L.P.

By:
Name:
Title:

A-8

APPENDIX B – INFORMATION REGARDING CURRENT AGREEMENTS

The Adviser currently serves as investment adviser to the Fund pursuant to the current investment advisory agreement. The table below sets forth the date of each Fund's current investment advisory agreement, the date it was last submitted to a vote of stockholders (in order to approve the agreement), the annual rate of the advisory fee, the annual rate at which advisory fees were paid by each Fund to the Adviser for the most recently ended fiscal year, the aggregate amount of advisory fees paid by each Fund to the Adviser for the Fund's most recently ended fiscal year and each Fund's net assets as of the most recently ended fiscal year. The table also reflects information regarding the fee rate paid to the Adviser and the net assets of each registered investment company with an investment objective similar to the investment objectives of the Funds.

Fund	Date of Agreement	Date of Last Stockholder Approval	Annual Rate of Advisory Fee	Annual Rate at Which Advisory Fees were Paid	Aggregate Amount of Management Fees Paid to Adviser ($)	Net Assets ($)	Has Compensation Been Waived, Reduced or Otherwise Agreed to be Reduced Under any Applicable Contract?
AllianceBernstein Global High Income Fund, Inc.	July 27, 1993, as amended October 1,2005 and September 13, 2006	July 27, 1993	0.90% of average weekly net assets	0.90%	10,796,591	1,169,160,724	N
Alliance California Municipal Income Fund, Inc.	January 28, 2002	December 21, 2001	0.65% of average daily net assets*	0.65%	1,297,188	131,581,826	N
AllianceBernstein National Municipal Income Fund, Inc.	January 28, 2002, amended as of February 12, 2007	January 28, 2002	0.55% of average daily net assets*	0.55%	3,613,026	429,446,109	N

* In computing daily net assets for purposes of determining the advisory fee payable, the Fund calculates daily the value of the total assets of the Fund, minus the value of the total liabilities of the Fund, except that the aggregate liquidation preference of the Variable Rate MuniFund Term Preferred Shares, which is a liability for financial reporting purposes, is not deducted.

B-1

APPENDIX C – BOARD CONSIDERATION OF THE PROPOSED AGREEMENTS

At a meeting of the Boards held on July 31-August 2, 2018, the Adviser presented its recommendation that the Boards consider and approve the Proposed Agreements. Section 15(c) of the 1940 Act provides that, after an initial period, a Fund's Current Agreement will remain in effect only if the Board, including a majority of the Independent Directors, annually reviews and approves it. Each of the Current Agreements had been approved by a Board within the one-year period prior to approval of its related Proposed Agreement. In connection with their approval of the Proposed Agreements, the Boards considered their conclusions in connection with their most recent approvals of the Current Agreements, including the Boards' general satisfaction with the nature and quality of services being provided. The Directors also reviewed updated information provided by the Adviser in respect of each Fund. Also in connection with their approval of the Proposed Agreements, the Boards considered a representation made to them at that time by the Adviser that there were no additional developments not already disclosed to the Boards since their most recent approvals of the Current Agreements that would be a material consideration to the Boards in connection with their consideration of the Proposed Agreements, except for matters disclosed to the Boards by the Adviser. The Directors considered the fact that each Proposed Agreement would have corresponding terms and conditions identical to those of the corresponding Current Agreement with the exception of the effective date and initial term under the Proposed Agreement.

The Directors considered their knowledge of the nature and quality of the services provided by the Adviser to each Fund gained from their experience as directors or trustees of registered investment companies advised by the Adviser, their overall confidence in the Adviser's integrity and competence they have gained from that experience, the Adviser's initiative in identifying and raising potential issues with the Directors and its responsiveness, frankness and attention to concerns raised by the Directors in the past, including the Adviser's willingness to consider and implement organizational and operational changes designed to improve investment results and the services provided to the Funds. The Directors noted that they have four regular meetings each year, at each of which they review extensive materials and information from the Adviser, including information on the investment performance of each Fund.

The Directors also considered all factors they believed relevant, including the specific matters discussed below. During the course of their deliberations, the Directors evaluated, among other things, the reasonableness of the management fees of the Funds they oversee. The Directors did not identify any particular information that was all-important or controlling, and different Directors may have attributed different weights to the various factors. The Directors determined that the selection of the Adviser to manage the Funds, and the overall arrangements between the Funds and the Adviser, as provided in the Proposed Agreements, including the management fees, were fair and reasonable in light of the services performed under the Current Agreements and to be performed under the Proposed Agreements, expenses incurred and to be incurred and such other matters as the Directors considered relevant in the exercise of their business judgment. The material factors and conclusions that formed the basis for the Directors' determinations included the following:

C-1

Nature, Extent and Quality of Services Provided

The Directors considered the scope and quality of services to be provided by the Adviser under the Proposed Agreements, including the quality of the investment research capabilities of the Adviser and the other resources it has dedicated to performing services for the Funds. They also considered the information that had been provided to them by the Adviser concerning the anticipated implementation of the Plan and the Adviser’s representation that it did not anticipate that such implementation would affect the management or structure of the Adviser, have a material adverse effect on the Adviser, or adversely affect the quality of the services provided to the Funds by the Adviser and its affiliates. The Directors noted that the Adviser from time to time reviews each Fund’s investment strategies and from time to time proposes changes intended to improve the Fund’s relative or absolute performance for the Directors’ consideration. They also noted the professional experience and qualifications of each Fund’s portfolio management team and other senior personnel of the Adviser. The Directors also considered that the Proposed Agreements for ACMIF and ANMIF, similar to the corresponding Current Agreements, provide that such Funds will reimburse the Adviser for the cost to it of providing certain clerical, accounting, administrative and other services to the Funds by employees of the Adviser or its affiliates, and that the Adviser receives similar reimbursements from AGHIF pursuant to a separate Administration Agreement with AGHIF. The Directors noted that historically, including in the most recent fiscal year of ACMIF and ANMIF, the Adviser has not requested such reimbursements. The Directors noted that the methodology to be used to determine the reimbursement amounts for AGHIF had been reviewed by an independent consultant retained by the Funds’ former Senior Officer/Independent Compliance Officer. The quality of administrative and other services, including the Adviser’s role in coordinating the activities of the Funds’ other service providers, also was considered. The Directors of each Fund concluded that, overall, they were satisfied with the nature, extent and quality of services to be provided to the Funds under the Proposed Agreement for the Fund.

Costs of Services to be Provided and Profitability

The Directors reviewed a schedule of the revenues and expenses and related notes indicating the profitability of each Fund to the Adviser for calendar years 2016 and 2017 that had been prepared with an expense allocation methodology arrived at in consultation with an independent consultant retained by the Funds’ former Senior Officer/Independent Compliance Officer. The Directors noted the assumptions and methods of allocation used by the Adviser in preparing fund-specific profitability data and understood that there are a number of potentially acceptable allocation methodologies for information of this type. The Directors noted that the profitability information reflected all revenues and expenses of the Adviser’s relationship with a Fund, including those relating to its subsidiary that provides shareholder services to the Fund. The Directors recognized that it is difficult to make comparisons of the profitability of the Proposed Agreements with the profitability of fund advisory contracts for unaffiliated funds because comparative information is not generally publicly available and is affected by numerous factors. The Directors focused on the profitability of the Adviser’s relationship with each Fund before taxes. The Directors concluded that the Adviser’s level of profitability from its relationship with each Fund was not unreasonable.

C-2

Fall-Out Benefits

The Directors considered the other benefits to the Adviser and its affiliates from their relationships with the Funds, including, but not limited to, benefits relating to shareholder servicing fees paid by the Funds to a wholly owned subsidiary of the Adviser. The Directors recognized that the Adviser’s profitability would be somewhat lower without these benefits. The Directors understood that the Adviser also might derive reputational and other benefits from its association with the Funds.

Investment Results

In addition to the information reviewed by the Directors in connection with the Board meeting at which the Proposed Agreements were approved, the Directors receive detailed performance information for the Funds at each regular Board meeting during the year.

The Boards’ consideration of each Proposed Agreement was informed by their most recent approval of the related Current Agreement.  On the basis of this review, the Directors concluded that each Fund’s investment performance was acceptable.

Management Fees and Other Expenses

The Directors considered the management fee rate (and, in the case of AGHIF, the combined management fee and administrative fee) payable by each Fund to the Adviser and information prepared by an independent service provider (the "15(c) provider") concerning management fee rates payable by other funds in the same category as the Fund. The Directors recognized that it is difficult to make comparisons of management fees because there are variations in the services that are included in the fees paid by other funds. The Directors compared each Fund's contractual management fee rate with a peer group median.

C-3

The Adviser informed the Directors that there were no institutional products managed by the Adviser that have a substantially similar investment style as the Funds.

With respect to each Fund's management fee, the Directors considered the total expense ratio of the Fund in comparison to a peer group selected by the 15(c) service provider. The Directors view expense ratio information as relevant to their evaluation of the Adviser's services because the Adviser is responsible for coordinating services provided to a Fund by others.

The Boards' consideration of each Proposed Agreement was informed by their most recent approval of the related Current Agreement. On the basis of this review, the Directors concluded that each Fund's expense ratio was acceptable.

Economies of Scale

The management fee schedules for the Funds do not contain breakpoints that reduce the fee rates on assets above specified levels. The Directors considered that the Funds are closed-end fixed-income funds and were not expected to have meaningful asset growth (absent a rights offering or an acquisition). In such circumstances, the Directors did not view the potential for realization of economies of scale as a Fund’s assets grow to be a material factor in their deliberations. They noted that, if a Fund’s net assets were to increase materially, they would review whether potential economies of scale were being realized.

Interim Advisory Agreements

In approving the Interim Advisory Agreements, the Boards, with the assistance of independent counsel, considered similar factors to those considered in approving the Proposed Agreements. The Interim Advisory Agreements approved by the Boards are identical to the Proposed Agreements, as well as the Current Agreements, in all material respects except for their proposed effective and termination dates and provisions intended to comply with the requirements of the relevant SEC rule, such as provisions requiring escrow of advisory fees. Under the Interim Advisory Agreements, the Adviser would continue to manage a Fund pursuant to an Interim Advisory Agreement until a new advisory agreement was approved by stockholders or until the end of the 150-day period, whichever would occur earlier. All fees earned by the Adviser under an Interim Advisory Agreement would be held in escrow pending stockholder approval of the Proposed Agreement. Upon approval of a new advisory agreement by stockholders, the escrowed management fees would be paid to the Adviser, and the Interim Advisory Agreement would terminate.

C-4

APPENDIX D – STOCK OWNERSHIP

Table 1

To the knowledge of each Fund, as of July 13, 2018, the persons below owned of record or beneficially 5% or more of the noted class of outstanding shares of the Fund.

Fund	Class	Name	Location	Number of Shares of Class	% of Class

Alliance California Municipal Income Fund, Inc.	Common Shares	The Bank of New York Mellon	Pittsburgh, PA	1,341,441	15.71%
	Common Shares	Charles Schwab & Co., Inc.	Phoenix, AZ	940,612	11.02%
	Common Shares	Merrill Lynch, Pierce, Fenner & Smith	Jacksonville, FL	457,464	5.36%
	Common Shares	Morgan Stanley Smith Barney LLC	Baltimore, MD	494,993	5.80%
	Common Shares	National Financial Services LLC	Jersey City, NJ	699,568	8.19%
	Common Shares	Wells Fargo Clearing Services LLC	St. Louis, MO	1,047,441	12.27%
	Variable Rate MuniFund Term Preferred	The Bank of New York Mellon	Pittsburgh, PA	1,605	100.00%
	Auction Preferred Series M	The Bank of New York Mellon	Pittsburgh, PA	530	68.70%
	Auction Preferred Series M	UBS Securities LLC	Weehawken, NJ	231	30.00%
	Auction Preferred Series T	The Bank of New York Mellon	Pittsburgh, PA	304	71.70%
	Auction Preferred Series T	UBS Securities LLC	Weehawken, NJ	120	28.30%

AllianceBernstein Global High Income Fund, Inc.	Common Shares	Charles Schwab & Co., Inc.	Phoenix, AZ	8,492,588	10.01%
	Common Shares	Merrill Lynch, Pierce, Fenner & Smith	Jacksonville, FL	5,907,484	6.96%
	Common Shares	Morgan Stanley Smith Barney LLC	Baltimore, MD	10,370,456	12.22%
	Common Shares	National Financial Services LLC	Jersey City, NJ	11,724,589	13.82%
	Common Shares	Pershing LLC	Jersey City, NJ	5,937,388	7.00%
	Common Shares	TD Ameritrade Clearing, Inc.	Omaha, NE	8,355,403	9.85%
	Common Shares	Wells Fargo Clearing Services LLC	St. Louis, MO	5,334,020	6.29%

D-1

Fund	Class	Name	Location	Number of Shares of Class	% of Class

AllianceBernstein National Municipal Income Fund, Inc.	Common Shares	The Bank of New York Mellon	Pittsburgh, PA	2,229,589	7.80%
	Common Shares	Charles Schwab & Co., Inc.	Phoenix, AZ	2,386,562	8.30%
	Common Shares	Merrill Lynch, Pierce, Fenner & Smith	Jacksonville, FL	1,599,139	5.60%
	Common Shares	Morgan Stanley Smith Barney LLC	Baltimore, MD	2,802,303	10.10%
	Common Shares	National Financial Services LLC	Jersey City, NJ	2,543,766	8.90%
	Common Shares	Pershing LLC	Jersey City, NJ	2,166,964	7.60%
	Common Shares	State Street Bank and Trust Company	North Quincy, MA	1,475,742	5.20%
	Common Shares	TD Ameritrade Clearing, Inc.	Omaha, NE	2,130,295	7.40%
	Common Shares	Wells Fargo Clearing Services LLC	St. Louis, MO	2,858,646	10.00%
	Variable Rate MuniFund Term Preferred	The Bank of New York Mellon	Pittsburgh, PA	5,644	100.00%
	Auction Preferred Series M	The Bank of New York Mellon	Pittsburgh, PA	586	65.55%
	Auction Preferred Series M	UBS Securities LLC	Weehawken, NJ	245	27.40%
	Auction Preferred Series M	US Bank N.A.	Milwaukee, WI	55	6.15%
	Auction Preferred Series T	The Bank of New York Mellon	Pittsburgh, PA	271	41.44%
	Auction Preferred Series T	UBS Securities LLC	Weehawken, NJ	270	41.28%
	Auction Preferred Series W	The Bank of New York Mellon	Pittsburgh, PA	499	70.68%
	Auction Preferred Series W	UBS Securities LLC	Weehawken, NJ	182	25.78%
	Auction Preferred Series TH	The Bank of New York Mellon	Pittsburgh, PA	414	28.93%
	Auction Preferred Series TH	The Bank of New York Mellon/HOLD	Pittsburgh, PA	660	46.12%
	Auction Preferred Series TH	UBS Securities LLC	Weehawken, NJ	352	24.60%

D-2

ALLIANCE CALIFORNIA MUNICIPAL INCOME FUND, INC.

ALLIANCEBERNSTEIN GLOBAL HIGH INCOME FUND, INC.

ALLIANCEBERNSTEIN NATIONAL MUNICIPAL INCOME FUND, INC.

NOTICE OF JOINT MEETING OF STOCKHOLDERS AND PROXY STATEMENT
August 20, 2018

ALLIANCEBERNSTEIN®
PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com**
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E50242-S75096

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

	For	Against	Abstain
1. To approve the new investment advisory agreements for the Funds with AllianceBernstein L.P.	☐	☐	☐

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under the signature.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date